Exhibit 10.2

ORTHOVITA, INC.

FORM OF PERFORMANCE SHARE AWARD AGREEMENT

2007 OMNIBUS EQUITY COMPENSATION PLAN

This PERFORMANCE SHARE AWARD AGREEMENT, dated as of September 17, 2008 (the “Grant Date”), is delivered by Orthovita, Inc. (the “Company”) to [EMPLOYEE NAME] (the “Grantee”), an employee of the Company.

RECITALS

The Orthovita, Inc. 2007 Omnibus Equity Compensation Plan (as amended and restated, the “Plan”) provides for the grant of stock-based awards that are payable in shares of common stock of the Company. In accordance with the Plan, the Company has decided to make a performance share award grant to promote the best interests of the Company and its shareholders.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Grant of Performance Share Award. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee a performance share award (the “Award”) payable in shares of common stock of the Company (“Performance Shares”). The Performance Shares shall become earned according to Paragraph 2 below and shall vest in accordance with Paragraph 3 below.

2. Criteria for Earning Performance Shares.

(a) The number of Performance Shares payable to Grantee hereunder shall be based on the Company’s achievement of cumulative revenue amounts from U.S. sales of CORTOSS® Bone Augmentation Material (including ALIQUOT® and other delivery systems sold in conjunction with CORTOSS) for the 12-month period commencing with the first calendar month immediately following the date on which the Company receives 510(k) clearance for the use of CORTOSS in vertebral augmentation (the “Clearance Goal”), as set forth in Section 2(b) below. The target revenue amount shall be $*** for such period (the “Revenue Target”). If the Company achieves less than $*** in CORTOSS revenues for such period, no Performance Shares shall be earned and this Award shall automatically terminate.

(b) Provided that the Clearance Goal has been satisfied on or before ***, the Grantee shall earn, effective as of the Issuance Date, the number of Performance Shares set forth below (the “Earned Performance Shares”), if the Grantee remains continuously employed by the Company from the Grant Date through the Earning Date:

Potential Award Payout in Number of Performance Shares
Threshold $*** (85%<100% of the Revenue Target)	Target $*** (100% <130% of the Revenue Target)	Maximum $*** or more (130% of the Revenue Target or more)
[# of shares]	[# of shares]	[# of shares]

*** CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST UNDER 17 C.F.R. SECTIONS 200.80(B)(4) AND 230.406.

(c) The Performance Shares shall be earned as of the last day of the 12-month period described in Section 2(a) (the “Earning Date”). Within sixty (60) days after the Earning Date, the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) shall certify the performance results for the CORTOSS revenue goal specified above in Section 2 and determine the number of Earned Performance Shares, if any, to be paid hereunder based on the Company’s achievement of the revenue goal and the satisfaction of all other terms of this Agreement. The Company shall issue to Grantee stock certificates evidencing the Earned Performance Shares as of the date on which the Committee makes such determination.

3. Vesting of Earned Performance Shares. The Earned Performance Shares shall vest on the following dates, provided the Grantee remains continuously employed by the Company from the Grant Date through the applicable vesting date:

Vesting Date	Number of Performance Shares Vesting
One year anniversary of the Earning Date	50% of Earned Performance Shares
Second year anniversary of the Earning Date	50% of Earned Performance Shares

4. Termination.

(a) The Award and any unvested Earned Performance Shares shall automatically terminate and be forfeited upon the happening of the first of the following events unless terminated at an earlier date pursuant to the provisions of this Agreement or the Plan: The Grantee’s termination of employment with the Company, including, without limitation, resignation, disability (as defined in the Plan), death or termination with or without cause.

(b) The Award shall automatically terminate if the Clearance Goal has not been achieved by ***.

5. Company Obligations Subject to Applicable Law.

(a) The obligation of the Company to deliver Earned Performance Shares hereunder shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.

6. Designation as Qualified Performance-Based Compensation.

(a) This Award is designated “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

*** CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST UNDER 17 C.F.R. SECTIONS 200.80(B)(4) AND 230.406.

(b) The Grantee understands that the Grantee is responsible for the income tax consequences of the Award and any Earned Performance Shares. The Grantee will consult with his or her tax adviser regarding the tax consequences of the Award and any Earned Performance Shares.

7. Change of Control. In the event of a Change of Control (as defined in the Plan) occurring on or after the Earning Date, unless the Board or Compensation Committee determines otherwise, all outstanding Earned Performance Shares shall vest as of the date of the Change of Control or at such other time as the Board or Compensation Committee determines, subject to U.S. Treasury regulations and rulings under Section 162(m) of the Internal Revenue Code regarding “qualified performance-based compensation.”

8. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant of the Award and any Earned Performance Shares are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Earned Performance Shares, (iii) capital or other changes of the Company and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Award pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

9. No Employment Rights. The grant of the Award shall not confer upon the Grantee any right to continue in the employ of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s employment at any time. The right of the Company to terminate at will the Grantee’s employment at any time for any reason is specifically reserved.

10. No Shareholder Rights. The Grantee shall have none of the rights and privileges of a shareholder with respect to the Performance Shares subject to the Award, unless and until the Performance Shares have been issued as Earned Performance Shares pursuant to Section 2 above.

11. Assignment and Transfers. The rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Award or any Performance Shares or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Award and/or invalidate the Performance Shares by notice to the Grantee, and the Award, the relevant Performance Shares and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.

12. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and determined in accordance with the laws of the Commonwealth of Pennsylvania without regard to principles of conflict of laws.

13. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Chief Financial Officer at 77 Great Valley Parkway, Malvern, PA 19355, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Agreement, and the Grantee has executed this Agreement, effective as of the Grant Date.

Attest:	ORTHOVITA, INC.

By:
Name:
Title:

I hereby accept the Award described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all the decisions and determinations of the Board or Committee shall be final and binding.

Grantee: